Exhibit 99.2

Written Statement of Executive Vice President, Finance and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Executive Vice President, Finance and Chief Financial Officer of the Mohegan Tribal Gaming Authority (the “Authority”), hereby certifies that, to his knowledge, on the date hereof:

(a)
the Annual Report on Form 10-K of the Authority for the Fiscal Year Ended September 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Authority.

/s/ JEFFREY E. HARTMANN
Jeffrey E. Hartmann Executive Vice President, Finance and Chief Financial Officer December 19, 2002